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                                                                    EXHIBIT 6(b)


                               Exhibit A to the
                             Distribution Contract

                       EXCELSIOR TAX-EXEMPT FUNDS, INC.
                       --------------------------------

                             Tax-Exempt Money Fund
                     Short-Term Tax-Exempt Securities Fund
                       Intermediate-Term Tax-Exempt Fund
                           Long-Term Tax-Exempt Fund
                  New York Intermediate-Term Tax-Exempt Fund
                       California Tax-Exempt Income Fund

      In consideration of the mutual covenants set forth in the Distribution Contract dated as of August 1, 1995, between Excelsior Tax-Exempt Funds, Inc. (formerly UST Master Tax-Exempt Funds, Inc.) and Edgewood Services, Inc., Excelsior Tax-Exempt Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 25th day of September, 1996.

ATTEST:                             EXCELSIOR TAX-EXEMPT FUNDS, INC.


/s/ W. Bruce McConnel, III          /s/ Alfred Tannachion
--------------------------          ---------------------
Secretary                             President

(SEAL)

ATTEST:                             EDGEWOOD SERVICES, INC.


/s/ S. Elliot Cohan                 /s/ Ronald M. Petnuch
--------------------------          ---------------------
By:                                 By:
Secretary                           Vice President
(SEAL)